                                                                  EXHIBIT 99 (a)

                              LIDAK PHARMACEUTICALS
                          11077 North Torrey Pines Road
                               La Jolla, CA 92037

DATE:  DECEMBER 26, 1996                      CONTACT:   Lisa Dawn Katz
                                                         Director, Corporate
RELEASE DATE:  IMMEDIATE                                 Communications and
                                                              Investor Relations
                                                         LIDAK Pharmaceuticals
                                                         (619) 558-0364

                                                         David H. Katz, M.D.
                                                         President/CEO
                                                         LIDAK Pharmaceuticals
                                                         (619) 450-1538


           LIDAK PHARMACEUTICALS REPORTS FISCAL 1996 YEAR-END RESULTS


         LA JOLLA, CALIFORNIA -- December 26, 1996 -- LIDAK Pharmaceuticals (NASDAQ NNM: LDAKA) today reported its financial results for fiscal year ended September 30, 1996. The Company reported a net loss of $6,130,241, or $0.19 per share, on revenues of $4,158,038. This compares to a net loss of $10,173,001, or $0.35 per share, on revenues of $884,589 for the prior year. As of September 30, 1996, the Company had cash, cash equivalents and short-term investments of $20,374,010 compared to $10,035,727 at September 30, 1995.

         The lower net loss reported for fiscal 1996 is attributable to increased license fee/contract research revenues and reduced expenses.

         Additional Phase 3 clinical trials are underway for the Company's lead compound, n-docosanol 10% cream (LIDAKOL(R)) as a treatment for oral herpes (cold sores or fever blisters). The Company anticipates completion of these studies, including data availability, around the summer of 1997.

         The Company also announced that it was restating its operating results for the first, second, and third quarters of the year ended September 30, 1996 from amounts previously reported to reflect the impact on interest expense and net income (loss) for those quarters of a fourth quarter adjustment recorded by the Company to recognize non-cash interest expense associated with convertible notes issued during the year. The effect of this adjustment was to increase first quarter

                                   -- more --


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December 26, 1996
LIDAK PHARMACEUTICALS REPORTS FISCAL 1996 YEAR-END RESULTS
Page 2


net loss by $175,374 to $2,070,405 ($0.07 per share), to decrease second quarter net income by $1,214,630 to $58,983 ($0.00 per share), and to increase third quarter net loss by $1,083,340 to $2,340,896 ($0.07 per share).

         LIDAK Pharmaceuticals is developing therapeutic products against virally caused diseases, inflammatory disorders, allergic diseases and asthma, and cancer.

         The information contained in this press release, including any forward looking statements contained herein, should be reviewed in conjunction with the Company's Annual Report on Form 10-K and other publicly available information regarding the Company, copies of which are available from the Company upon request. Such publicly available information sets forth many risks and uncertainties related to the Company's business and such statements, including risks and uncertainties related to drug development and clinical trials


                            Financial table follows
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December 26, 1996
LIDAK PHARMACEUTICALS REPORTS FISCAL 1996 YEAR-END RESULTS
Page 3



                              LIDAK PHARMACEUTICALS
                          SUMMARY FINANCIAL INFORMATION


Statement of operations data:              Years ended September 30,
-----------------------------              -------------------------
                                            1996             1995
                                        ------------      -----------
Revenues                                $  4,158,038      $    884,589
Net loss                                  (6,130,241)      (10,173,001)
Net loss per share                             (0.19)            (0.35)
Weighted average shares outstanding       32,072,944        29,338,418

Balance sheet data:
-----------------------------

Cash, cash equivalents and
   short term investments               $ 20,374,010      $ 10,035,727
Working capital                           13,759,577         8,567,966
Total assets                              22,846,879        10,954,043
Total liabilities                          7,778,760         1,705,443
Stockholders' equity                      15,068,119         9,248,600

================================================================================

                    SELECTED QUARTERLY FINANCIAL INFORMATION

                                                               Year ended September 30, 1996
                                               First            Second           Third            Fourth
-----------------------------------------------------------------------------------------------------------
REVENUES:
        License fees/Contract research                       $ 3,000,000                        $    16,800
        Federal SBIR grants                 $     6,500           11,332      $    25,168            15,000
        Interest and other                      190,035          279,336          306,050           307,817
                                            ---------------------------------------------------------------
             Total revenues                     196,535        3,290,668          331,218           339,617
                                            ---------------------------------------------------------------

EXPENSES:
        Research and development              1,441,423        1,115,346          920,336         1,099,321
        General and administrative              650,143          901,709          636,654           556,660
        Interest                                175,374        3,231,685        2,672,114         2,117,540
                                            ---------------------------------------------------------------
             Total expenses                   2,266,940        3,231,685        2,672,114         2,117,540
                                            ---------------------------------------------------------------
NET INCOME (LOSS)                           $(2,070,405)     $    58,983      $(2,340,896)      $(1,777,923)
                                            ===============================================================

NET INCOME (LOSS) PER SHARE                 $     (0.07)     $      0.00      $     (0.07)      $     (0.05)


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